Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i)
not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

THIRD AMENDMENT TO SALES PROMOTION AND

DISTRIBUTION AGREEMENT

THIRD AMENDMENT TO SALES PROMOTION AND DISTRIBUTION AGREEMENT dated as of the effective date set forth in Section 2.01 below (this “Amendment”) by and among NABRIVA THERAPEUTICS IRELAND DESIGNATED ACTIVITY COMPANY, an Irish designated activity company (“Distributor”), with its registered office at Alexandra House. Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, D04 C7H2, Ireland, MSD INTERNATIONAL GMBH, a Swiss corporation (“MSD”), with offices at Weystrasse, 20, 6006 Lucerne, Switzerland, and, solely for purposes of Sections 7.1 and 7.2 of the Agreement, MERCK SHARP & DOHME CORP., a New Jersey corporation (“Supplier”), with offices at 2000 Galloping Hill Road, Kenilworth, NJ 07033, USA.

WITNESSETH:

WHEREAS, the Parties are party to that certain Sales Promotion and Distribution Agreement dated as of July 15, 2020 (the “Agreement”), pursuant to which, among other things, Supplier will Promote and Distribute the Products; and

WHEREAS, the Parties desire to amend the Agreement to modify the duration of the Initial Term of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Amendment to the Agreement

1.01	Changes to Section 1.41. Section 1.41 of the Agreement is hereby amended by deleting “December 31, 2023” and replacing it with “December 31, 2026.”

1.02	Changes to Section 9.2. Section 9.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“9.2.1.  Subject to Section 9.1.5, MSD (or its Affiliate) shall deliver or arrange for the delivery of the Products [**] (Incoterms 2020).  Distributor agrees to, or to cause its Affiliate or its or their designated logistics provider to, pick-up and remove from MSD’s (or its Affiliate’s) premises each delivery of Products within [**] (after MSD (or its Affiliate) notifies Distributor such Products are available for delivery.

9.2.2. Title to and risk of loss to the Products shall pass from MSD (or its Affiliate) to Distributor upon delivery, except that if Distributor fails to pick-up and remove the Product from MSD’s (or its Affiliate’s or its contract manufacturer’s) premises within the time permitted under Section 9.2.1 the risk of loss to the Products not collected by Distributor or its Affiliates or representatives shall pass to Distributor at the end of such period. After the delivery, all risks related to inventory and account receivables shall be borne by Distributor.”

2. Miscellaneous

2.01 Effective Date. This Amendment shall be effective as of April 22, 2022.

2.02	Effect of Amendment: Joinder. Except as expressly changed by this Amendment, the Agreement shall remain in full force and effect in accordance with its stated terms.

2.03	Governing Law. This Amendment shall be construed and governed under and in accordance with the laws of the State of New Jersey, without giving effect to the principle of conflict of laws thereof.

2.04	Headlines. All headings in this Amendment are for convenience only and do not affect the meaning of any provision.

2.05

Counterparts. This Amendment may be executed two or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument. ln addition, this Amendment may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original. In addition, the Parties may execute this Amendment electronically using digital signatures.

2.06	Definitions. All capitalized terms used but not defined in this Amendment shall have the respective definitions assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their duly authorized representatives as of the effective date set forth in Section 2.01 hereof.

MSD INTERNATIONAL GMBH		NABRIVA THERAPEUTICS IRELAND DAC

By:	/s/ Carlos Fernandez	By:	/s/ Daniel Dolan
	Name: Carlos Fernandez		Name: Daniel Dolan
	Title: Director		Title: Director and Chief Financial Officer

MERCK SHARP & DOHME CORP.

By:	/s/ Jannie Oosthuizen
Name: Jannie Oosthuizen
Title: President, Human Health, US Market